UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2006, Anadys Pharmaceuticals, Inc. (the "Company") entered into an offer letter (the "Offer Letter") with Lawrence C. Fritz, Ph.D., pursuant to which Dr. Fritz will serve as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors, effective no later than November 20, 2006.

Pursuant to the terms of the Offer Letter, Dr. Fritz will receive an annual base salary of $375,000 and is eligible to receive an annual discretionary bonus ranging from 0-50% of his annual base salary. Dr. Fritz will also receive a sign-on bonus of $100,000 in connection with his appointment as the Company’s President and Chief Executive Officer. In addition, on November 20, 2006 (the "Grant Date"), Dr. Fritz was granted a non-qualified stock option to purchase 570,000 shares of Anadys Common Stock (the "Initial Stock Option Grant"), with an exercise price of $4.36 per share, which is equal to the closing price of the Company’s common stock one trading day prior to the Grant Date. The Initial Stock Option Grant has a term of 10 years and a vesting schedule providing that 1/4th of the shares will vest on the one year anniversary of the Grant Date and 1/48th of the total shares will vest monthly thereafter over the next three years. This Initial Stock Option Grant was granted as an inducement grant without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Although the Initial Stock Option Grant was granted outside the Company's 2004 Equity Incentive Plan, it is subject to substantially identical terms and conditions as those contained in the Company's 2004 Equity Incentive Plan. A copy of the Company’s form of Inducement Stock Option Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on September 5, 2006.

On November 20, 2006, Dr. Fritz and the Company also entered into a Severance and Change in Control Agreement (the "Agreement"), which provides that if Dr. Fritz’s employment with the Company is terminated by the Company without Cause or for Good Reason (as such terms are defined in the Agreement) within the sixty (60) day period immediately preceding or the thirteen (13) month period immediately following a Change in Control (as defined in the Agreement) of the Company, then contingent upon delivery of a waiver and release, Dr. Fritz will be entitled to the following benefits: (a) a payment equal to eighteen months of Dr. Fritz’s annual base salary, less standard deductions and withholdings; (b) reimbursement for continued health insurance coverage under COBRA, for the same portion of his COBRA health insurance premium that is paid during his employment up until the earlier of either (i) eighteen (18) months after his date of termination or (ii) the date on which he begins full-time employment with another company or business entity which provides him with similar benefits; (c) outplacement services for a period of six (6) months provided by an outplacement firm; and (d) the full accelerated vesting and exercisability of all outstanding options to purchase the Company’s common stock held by Dr. Fritz. In the event that there is not a Change in Control and Dr. Fritz’s employment with the Company is terminated by the Company without Cause or he resigns with Good Reason, then contingent upon delivery of a waiver and release, Dr. Fritz will be entitled to the benefits described in (a), (b) and (c) above, except that the benefits described in (a) and (b) will be for a twelve (12) month duration. If Dr. Fritz’s employment with the Company is terminated by the Company without Cause prior to the one year anniversary of his hire date (and the corresponding date on which the Initial Stock Option Grant would become 25% vested), then the vesting and exercisability of the Initial Stock Option Grant will accelerate by the amount equal to the number of months that Dr. Fritz was employed by the Company (rounded up to the next whole month) multiplied by 1/48th of the Initial Stock Option Grant.

The foregoing description is subject to, and qualified in its entirety by, the Offer Letter, which is attached hereto as Exhibit 10.44.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2006, pursuant to the terms of the Offer Letter described above, the Company appointed Lawrence C. Fritz, Ph.D. as President and Chief Executive Officer and as a member of the Company’s Board of Directors. Dr. Fritz currently is not expected to be appointed to any committees of the Company’s Board of Directors.

Dr. Fritz, 54, was the founder, President and Chief Executive Officer and a member of the Board of Directors of Conforma Therapeutics Corporation, a biopharmaceutical company focused on therapeutic applications of HSP90 chaperone antagonists in oncology, from 1999 until the 2006 acquisition of Conforma Therapeutics Corporation by Biogen Idec Inc. Previously, he was the co-founder, a senior executive and a member of the Board of Directors of Idun Pharmaceuticals, Inc., a biopharmaceutical company focused on therapeutic agents modulating cell death and apoptosis. Dr. Fritz was Executive Vice President of Idun Pharmaceuticals, Inc. from 1997 to 1999 and Vice President, Research, from 1993 to 1997. Before that, he was the co-founder and Vice President, Research, of Athena Neurosciences, Inc., a public biopharmaceutical company focused on therapeutic agents for the treatment of neurological diseases.

Dr. Fritz received a Ph.D. in Biophysics from Rockefeller University, a master’s degree in Physiology from University College London and a bachelor’s degree in Biochemical Sciences from Harvard College.

On June 12, 2006, the Company filed a Current Report on Form 8-K announcing that Kleanthis G. Xanthopoulos, Ph.D. would resign as President and Chief Executive Officer of the Company effective as of December 31, 2006 or such earlier time as a successor has been identified and appointed. Due to the appointment of Lawrence C. Fritz, Ph.D. as the Company’s President and Chief Executive Officer, Dr. Xanthopoulos’ resignation as President and Chief Executive Officer is effective as of November 20, 2006. Dr. Xanthopoulos will remain employed by the Company until December 31, 2006 in the non-executive position of President Emeritus to assist with the transition to Dr. Fritz. Dr. Xanthopoulos remains on the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

10.44 Offer Letter between the Company and Lawrence C. Fritz, Ph.D., dated November 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

November 20, 2006	By:	James T. Glover

Name: James T. Glover
Title: Senior Vice President, Operations and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.44	Offer Letter between the Company and Lawrence C. Fritz, Ph.D., dated November 6, 2006.